Exhibit 4.5

[Form of Face of Initial Note]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SECOND SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Additional Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP

ISIN

6.625% Senior Notes due 2023

No.	$

METROPCS WIRELESS, INC.

promises to pay to [            ] or registered assigns,

the principal sum of              DOLLARS on April 1, 2023.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated:         , 20

METROPCS WIRELESS, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:
Authorized Signatory

By:
Authorized Signatory

[Form of Reverse Side of Initial Note]

6.625% Senior Notes due 2023 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. MetroPCS Wireless, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.625% per annum from March 19, 2013 until maturity. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 1, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Notes pursuant to an Indenture dated as of March 19, 2013 (the “Base Indenture”) among the Company, HoldCo, Parent, the Guarantors and the Trustee, as amended and supplemented with respect to the Notes by the Second Supplemental Indenture dated as of March 19, 2013 (the “Second Supplemental Indenture”; the Base Indenture as amended and supplemented with respect to the Notes by the Second Supplemental Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) On or after April 1, 2018, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on April 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:

Year	Percentage
2018	103.313%
2019	102.208%
2020	101.104%
2021 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

At any time prior to April 1, 2018, the Company may also redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice (in the case of redemptions upon less than 30 days’ notice, subject to the ability of DTC to process such redemption on the date specified in such notice), at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such date of redemption.

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 1, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 106.625% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of the Company or contributions to the Company’s common equity capital made with the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by the Company or the date of contribution to the Company’s common equity capital made with net cash proceeds of one or more sales of Equity Interests of Parent.

“Applicable Premium” means, as calculated by the Company and provided to the Trustee, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at April 1, 2018 (such redemption price being set forth in the table appearing above under Section 5(a) hereof), plus (ii) all required interest payments due on the Note through April 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note, if greater.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2018; provided, however, that if the period from the redemption date to April 1, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an officer’s certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes, except as described in Paragraph 7.

(7) SPECIAL MANDATORY REDEMPTION.

(a) If a Mandatory Redemption Event occurs, then on the Special Mandatory Redemption Date, the Company will redeem all and not less than all the Notes then outstanding, at a redemption price equal to (i) if the Special Mandatory Redemption Date occurs on or prior to September 30, 2013, 100% of the aggregate principal amount of the Notes and (ii) if the Special Mandatory Redemption Date occurs after September 30, 2013, 101% of the aggregate principal amount of the Notes, in each case, plus any accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(b) The Company will promptly, and in any event not more than three Business Days after the occurrence of a Mandatory Redemption Event, deliver notice of the occurrence of the Mandatory Redemption Event to the Trustee, who will then promptly deliver such notice to each Holder of Notes at its registered address. On or prior to the Special Mandatory Redemption Date, the Company will deposit with the Trustee an amount of cash sufficient to pay the Special Mandatory Redemption Price. Prior to any such deposit of cash with the Trustee to pay the Special Mandatory Redemption Price or the consummation of the Merger, the Company shall maintain the net proceeds from the issuance of the Notes on the Issue Date on hand at all times (in cash or Cash Equivalents) in a segregated account.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control Triggering Event, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such repurchase date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will send a notice to each Holder and the Trustee describing the transaction or transactions and identify the ratings decline that together constitute the Change of Control Triggering Event, offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”) and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within twenty days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million (or, if the Merger has been consummated, $100.0 million), the Company shall apply the entire aggregate amount of unutilized Excess Proceeds (not only the amount in excess of $20.0 million (or, if the Merger has been consummated, $100.0 million)) to make an offer (an “Asset Sale Offer”) pursuant to Section 4.10 of the Indenture to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes (including any Additional Notes) and purchase or redeem such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness that may be purchased or redeemed with Excess Proceeds thereof plus accrued and unpaid interest thereon to, but not including, the date of consummation of the purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in response to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such other pari passu Indebtedness to be purchased or redeemed on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9) NOTICE OF REDEMPTION. Notice of redemption will be sent at least 30 days (or such shorter period as may be permitted by the eligibility rules of the Depositary) but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(10) DENOMINATIONS , TRANSFER , EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend and supplement the Indenture as provided in the Base Indenture.

Without the consent of the holders of at least 75% in aggregate principal amount of the Notes of this Series then outstanding, no amendment or waiver may make any change to, or extend the time for performance under clauses (7)(a) and (7)(b) above.

(13) DEFAULTS AND REMEDIES. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

(15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MetroPCS Communications, Inc.

2250 Lakeside Blvd.

Richardson, Texas 75082

Attention: Vice President and Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to                      transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

Section 4.10                     Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

    (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $             principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

*	This schedule should be included only if the Note is issued in global form.